Report of Independent Registered Public
Accounting Firm
To the Shareholders and
Board of Trustees of Neuberger Berman Alternative
Funds
In planning and performing our audit of the financial statements of Neuberger Berman Global Allocation
Fund, Neuberger Berman Long Short Credit Fund,
Neuberger Berman Hedged Option Premium
Strategy Fund, Neuberger Berman Multi-Asset
Income Fund, Neuberger Berman Risk Balanced
Commodity Strategy Fund, and Neuberger Berman
U.S. Equity Index PutWrite Strategy Fund, six of the series constituting the Neuberger Berman
Alternative Funds (the "Funds") as of and for the period ended October 31, 2017, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees,
in the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis. A material weakness is a deficiency,
or a combination of deficiencies, in internal control
over financial reporting, such that there is a
reasonable possibility that a material misstatement
of the company's annual or interim financial
statements will not be prevented or detected on a
timely basis.
Our consideration of the Funds' internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under
standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds'
internal control over financial reporting and its
operation, including controls over safeguarding
securities, that we consider to be a material
weakness as defined above as of October 31,
2017.
This report is intended solely for the information
and use of management and the Board of Trustees
of the Neuberger Berman Alternative Funds and
the Securities and Exchange Commission and is
not intended to be and should not be used by
anyone other than these specified parties.
       /s/
Ernst &  Young LLP


Boston, Massachusetts
December 22, 2017